UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
 __________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 26, 2014

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

MARYLAND	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Urstadt Biddle Properties Inc. (the "Company") held on March 26, 2014, the stockholders approved an amendment to the Company's Amended and Restated Restricted Stock Award Plan (the "Plan") that permits the Compensation Committee of the Company's Board of Directors to make grants of restricted stock to employees at all levels, in addition to management personnel.  Due to the Company having fewer than fifty employees and the expectation that any restricted stock grants to non-management personnel would be relatively small, the Board of Directors believes that the aggregate grants to non-management employees in the current fiscal year would increase the total annual equity compensation by less than 2%.

Pursuant to the Plan, directors, management personnel of the Company and non-management employees selected by the Compensation Committee may be issued restricted stock awards.  The amendment does not increase the aggregate number of shares that may be issued under the Plan.  A copy of the Amended Plan is attached hereto as Exhibit 99.1.

On March 27, 2014, the Company entered into a Change in Control Agreement (the "Agreement") with Stephan A. Rapaglia, Senior Vice President and Chief Operating Officer of the Company ("Employee").  The Agreement provides that if the Employee's employment with the Company terminates under certain circumstances within eighteen (18) months following a Change in Control, as defined in the Agreement, the Company shall pay the Employee an amount equal to twelve (12) months of the Employee's base salary in effect at the date of the Change in Control and shall either: (a) continue in effect for a period of twelve months, for the benefit of the Employee and his family, life and health insurance, disability, medical and other benefit programs in which the Employee participates, provided that the Employee's continued participation is possible, or (b) if such continued participation is not possible, either (1) arrange to provide for the Employee and his family similar benefits for the same period, or (2) if the Company determines that it is impracticable to provide such similar benefits, provide the Employee with a lump sum cash payment in an amount equal to the cost to the Employee to purchase such benefits on his own. This Agreement is substantially similar to other existing Change in Control Agreements the Company has entered into with other senior executive officers.  A copy of the Agreement is attached hereto as Exhibit 99.2.

Item 5.07                          Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Stockholders of the Company held on March 26, 2014, stockholders were asked to vote on the following matters:

1.	Election of Directors

	Election of three Directors (Class II) to serve for three years:

	Director	For	Withheld	Broker Non-votes
	Kevin J. Bannon	7,961,638	353,266	1,000,761
	Richard Grellier	7,966,395	348,510	1,000,761
	Charles D. Urstadt	7,937,356	377,548	1,000,761

2.	Ratification of the appointment of PKF O'Connor Davies, A Division of O'Connor Davies, LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2014.

	For	Against	Abstain	Broker Non-votes
	9,292,891	18,643	4,131	0

3.	Approval, on an advisory basis, of the compensation of the Company's named executive officers.

	For	Against	Abstain	Broker Non-votes
	8,147,217	108,218	59,470	1,000,761

4.	Amendment to the Company's Restricted Stock Award Plan.

	For	Against	Abstain	Broker Non-votes
	7,770,512	483,138	61,255	1,000,761

Item 9.01                          Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable.
(d)	The following exhibits are filed as part of this report:
(i) Amended and Restated Restricted Stock Award Plan is filed as Exhibit 99.1.
(ii) Change in Control Agreement dated March 27, 2014 is filed as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 31, 2014	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	Amended and Restated Restricted Stock Award Plan dated March 26, 2014
99.2	Change in Control Agreement dated March 27, 2014